Exhibit 99.1

NEWS	Contact:	Jose Bayardo
(713) 375-3700

FOR IMMEDIATE RELEASE

NATIONAL OILWELL VARCO ANNOUNCES

THIRD QUARTER 2015 EARNINGS

HOUSTON, TX, October 28, 2015 — National Oilwell Varco, Inc. (NYSE: NOV) today reported that for its third quarter ended September 30, 2015, it earned net income of $155 million, or $0.41 per fully diluted share, compared to second quarter ended June 30, 2015 net income of $289 million, or $0.74 per fully diluted share. Excluding other items and non-recurring charges from all periods, third quarter net income was $232 million, or $0.61 per fully diluted share, compared to $0.77 in the second quarter of 2015 and $1.62 in the third quarter of 2014. Third quarter 2015 other items were $55 million in pre-tax intangible asset impairment charges and $57 million in pre-tax severance, facility closure, and other charges.

Revenues for the third quarter of 2015 were $3.31 billion, a decrease of 15 percent from the second quarter of 2015 and a decrease of 41 percent from the third quarter of 2014. Operating profit for the quarter, excluding the other items, was $346 million, or 10.5 percent of sales. EBITDA, excluding other items, was $511 million, or 15.5 percent of sales, down 19 percent sequentially and 58 percent from the prior year. Operating leverage, or the change in operating profit divided by the change in revenue, excluding other items, was 18 percent from the second quarter of 2015 to the third quarter of 2015. SG&A expenses declined 15 percent sequentially and 34 percent from the third quarter of last year.

During the third quarter of 2015, the Company completed its share repurchase program repurchasing and retiring 10.85 million shares of its common stock at an average price of $40.98 per share for a total purchase price of $444 million. Since initiating the share buyback program in September 2014, the Company repurchased 55.6 million shares, or 13 percent of its shares outstanding.

Ending backlog for the third quarter of 2015 was $8.02 billion for the Company’s Rig Systems segment and $1.17 billion for the Company’s Completion & Production Solutions segment.

Clay C. Williams, Chairman, President and CEO of National Oilwell Varco, stated, “The sharp decline in oil prices and activity since late last year has impacted each of our segments, and will drive activity lower in the fourth quarter. We believe our strong financial resources will enable National Oilwell Varco to invest in the extraordinary opportunities that will arise from this downturn, and we expect to emerge with greater capability and efficiency. In the meantime, with limited visibility into the timing of a recovery, we remain focused on managing costs and improving performance, while continuing to develop technologies that help our customers to improve their returns in a lower commodity price world.”

Rig Systems Segment

Rig Systems generated revenues of $1.50 billion in the third quarter of 2015, a decrease of 23 percent from the second quarter of 2015 and a decrease of 44 percent from the third quarter of 2014. Operating profit was $275 million, or 18.4 percent of sales. EBITDA was $300 million, or 20.1 percent of sales. Revenue out of backlog was $1.30 billion.

Backlog for capital equipment orders for Rig Systems at September 30, 2015 was $8.02 billion, down 11 percent from the second quarter of 2015, and down 44 percent from the third quarter of 2014. New orders during the quarter were $367 million.

Rig Aftermarket Segment

Rig Aftermarket generated revenues of $570 million in the third quarter of 2015, a decrease of 13 percent from the second quarter of 2015 and a decrease of 32 percent from the third quarter of 2014. Operating profit was $146 million, or 25.6 percent of sales. EBITDA was $154 million, or 27.0 percent of sales.

Wellbore Technologies Segment

Wellbore Technologies generated revenues of $834 million in the third quarter of 2015, a decrease of 13 percent from the second quarter of 2015 and a decrease of 43 percent from the third quarter of 2014. Operating profit was $22 million, or 2.6 percent of sales. EBITDA was $119 million, or 14.3 percent of sales.

Completion & Production Solutions Segment

Completion & Production Solutions generated revenues of $798 million in the third quarter of 2015, a decrease of nine percent from the second quarter of 2015 and a decrease of 33 percent from the third quarter of 2014. Operating profit was $63 million, or 7.9 percent of sales. EBITDA was $117 million, or 14.7 percent of sales. Revenues out of backlog were $472 million.

Backlog for capital equipment orders for Completion & Production Solutions at September 30, 2015 was $1.17 billion, flat from the second quarter of 2015, and down 44 percent from the third quarter of 2014. New orders during the quarter were $467 million.

The Company has scheduled a conference call for October 28, 2015, at 8:00 a.m. Central Time to discuss third quarter results. The call will be broadcast through the Investor Relations link on National Oilwell Varco’s web site at www.nov.com, and a replay will be available on the site for thirty days following the conference. Participants may also join the conference call by dialing 1-866-312-4825 within North America or 1-720-634-2948 outside of North America five to ten minutes prior to the scheduled start time and asking for the “National Oilwell Varco Earnings Conference Call.”

National Oilwell Varco is a worldwide leader in the design, manufacture and sale of equipment and components used in oil and gas drilling and production operations, and the provision of oilfield services to the upstream oil and gas industry.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by National Oilwell Varco with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

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NATIONAL OILWELL VARCO, INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	September 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,846	$3,536
Receivables, net	3,325	4,416
Inventories, net	5,172	5,281
Costs in excess of billings	1,669	1,878
Deferred income taxes	391	447
Prepaid and other current assets	530	604

Total current assets	12,933	16,162
Property, plant and equipment, net	3,122	3,362
Deferred income taxes	520	503
Goodwill	8,465	8,539
Intangibles, net	4,087	4,444
Investment in unconsolidated affiliates	331	362
Other assets	170	190

	$29,628	$33,562

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$731	$1,189
Accrued liabilities	2,810	3,518
Billings in excess of costs	1,180	1,775
Current portion of long-term debt and short-term borrowings	2	152
Accrued income taxes	112	431
Deferred income taxes	358	309

Total current liabilities	5,193	7,374

Long-term debt	3,981	3,014
Deferred income taxes	1,826	1,972
Other liabilities	422	430

Total liabilities	11,422	12,790

Commitments and contingencies

Stockholders’ equity:
Common stock – par value $.01; 1 billion shares authorized; 375,735,085 and 418,977,608 shares issued and outstanding at September 30, 2015 and December 31, 2014	4	4
Additional paid-in capital	6,201	8,341
Accumulated other comprehensive loss	(1,477)	(834)
Retained earnings	13,398	13,181

Total Company stockholders’ equity	18,126	20,692
Noncontrolling interests	80	80

Total stockholders’ equity	18,206	20,772

	$29,628	$33,562

NATIONAL OILWELL VARCO, INC.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except per share data)

	Three Months Ended			Nine Months Ended September 30,
	September 30,		June 30, 2015
	2015	2014		2015	2014
Revenue:
Rig Systems	$1,496	$2,659	$1,930	$5,949	$7,287
Rig Aftermarket	570	837	657	1,946	2,372
Wellbore Technologies	834	1,469	956	2,961	4,193
Completion & Production Solutions	798	1,191	873	2,619	3,320
Eliminations	(392)	(569)	(507)	(1,440)	(1,441)

Total revenue	3,306	5,587	3,909	12,035	15,731
Gross profit	700	1,524	872	2,750	4,270
Gross profit %	21.2%	27.3%	22.3%	22.9%	27.1%
Selling, general, and administrative	354	535	417	1,257	1,519
Other items	112	1	17	251	51

Operating profit	234	988	438	1,242	2,700
Interest and financial costs	(24)	(26)	(26)	(76)	(79)
Interest income	2	4	2	9	13
Equity income in unconsolidated affiliates	—	9	7	16	42
Other income (expense), net	(20)	9	(30)	(106)	(12)

Income before income taxes	192	984	391	1,085	2,664
Provision for income taxes	36	283	105	330	806

Income from continuing operations	156	701	286	755	1,858
Income from discontinued operations	—	—	—	—	52

Net income	156	701	286	755	1,910
Net income (loss) attributable to noncontrolling interests	1	2	(3)	1	3

Net income attributable to Company	$155	$699	$289	$754	$1,907

Per share data:
Basic:
Income from continuing operations	$0.41	$1.63	$0.75	$1.92	$4.34

Income from discontinued operations	$—	$—	$—	$—	$0.12

Net income attributable to Company	$0.41	$1.63	$0.75	$1.92	$4.46

Diluted:
Income from continuing operations	$0.41	$1.62	$0.74	$1.92	$4.31

Income from discontinued operations	$—	$—	$—	$—	$0.12

Net income attributable to Company	$0.41	$1.62	$0.74	$1.92	$4.43

Weighted average shares outstanding:
Basic	380	429	387	392	428

Diluted	381	431	388	393	430

NATIONAL OILWELL VARCO, INC.

OPERATING PROFIT – AS ADJUSTED SUPPLEMENTAL SCHEDULE (Unaudited)

(In millions)

	Three Months Ended			Nine Months Ended September 30,
	September 30,		June 30, 2015
	2015	2014		2015	2014
Revenue:
Rig Systems	$1,496	$2,659	$1,930	$5,949	$7,287
Rig Aftermarket	570	837	657	1,946	2,372
Wellbore Technologies	834	1,469	956	2,961	4,193
Completion & Production Solutions	798	1,191	873	2,619	3,320
Eliminations	(392)	(569)	(507)	(1,440)	(1,441)

Total revenue	$3,306	5,587	$3,909	$12,035	15,731

Operating profit:
Rig Systems	$275	$533	$395	$1,158	$1,485
Rig Aftermarket	146	229	145	490	637
Wellbore Technologies	22	278	47	193	771
Completion & Production Solutions	63	184	81	252	485
Unallocated expenses and eliminations	(160)	(235)	(213)	(600)	(627)

Total operating profit (before other items)	$346	$989	$455	$1,493	$2,751

Operating profit %:
Rig Systems	18.4%	20.0%	20.5%	19.5%	20.4%
Rig Aftermarket	25.6%	27.4%	22.1%	25.2%	26.9%
Wellbore Technologies	2.6%	18.9%	4.9%	6.5%	18.4%
Completion & Production Solutions	7.9%	15.4%	9.3%	9.6%	14.6%
Total operating profit % (before other items)	10.5%	17.7%	11.6%	12.4%	17.5%

NATIONAL OILWELL VARCO, INC.

AS ADJUSTED BEFORE DEPRECIATION & AMORTIZATION SUPPLEMENTAL SCHEDULE (Unaudited)

(In millions)

	Three Months Ended			Nine Months Ended September 30,
	September 30,		June 30, 2015
	2015	2014		2015	2014
Operating profit excluding other items (Note 1):
Rig Systems	$275	$533	$395	$1,158	$1,485
Rig Aftermarket	146	229	145	490	637
Wellbore Technologies	22	278	47	193	771
Completion & Production Solutions	63	184	81	252	485
Unallocated expenses and eliminations	(160)	(235)	(213)	(600)	(627)

Total operating profit excluding other items	$346	$989	$455	$1,493	$2,751

Depreciation & amortization:
Rig Systems	$25	$21	$24	$72	$65
Rig Aftermarket	8	7	7	22	20
Wellbore Technologies	97	112	99	301	328
Completion & Production Solutions	54	58	60	169	166
Unallocated expenses and eliminations	—	—	—	—	—

Total depreciation & amortization	$184	$198	$190	$564	$579

Operating profit as adjusted before depreciation & amortization (Note 1):
Rig Systems	$300	$554	$419	$1,230	$1,550
Rig Aftermarket	154	236	152	512	657
Wellbore Technologies	119	390	146	494	1,099
Completion & Production Solutions	117	242	141	421	651
Unallocated expenses and eliminations	(160)	(235)	(213)	(600)	(627)

Total operating profit as adjusted before depreciation & amortization	$530	$1,187	$645	$2,057	$3,330

Operating profit % as adjusted before depreciation & amortization (Note 1):
Rig Systems	20.1%	20.8%	21.7%	20.7%	21.3%
Rig Aftermarket	27.0%	28.2%	23.1%	26.3%	27.7%
Wellbore Technologies	14.3%	26.5%	15.3%	16.7%	26.2%
Completion & Production Solutions	14.7%	20.3%	16.2%	16.1%	19.6%
Total operating profit % as adjusted before depreciation & amortization	16.0%	21.2%	16.5%	17.1%	21.2%
Total operating profit as adjusted before depreciation & amortization:	$530	$1,187	$645	$2,057	$3,330
Other items	(112)	(1)	(17)	(251)	(51)
Interest income	2	4	2	9	13
Equity income in unconsolidated affiliates	—	9	7	16	42
Other income (expense), net	(20)	9	(30)	(106)	(12)
Net (income) loss attributable to noncontrolling interest	(1)	(2)	3	(1)	(3)

EBITDA (Note 1)	$399	$1,206	$610	$1,724	$3,319

Reconciliation of EBITDA (Note 1):
GAAP net income attributable to Company	$155	$699	$289	$754	$1,907
Income from discontinued operations	—	—	—	—	(52)
Provision for income taxes	36	283	105	330	806
Interest expense	24	26	26	76	79
Depreciation and amortization	184	198	190	564	579

EBITDA	399	1,206	610	1,724	3,319
Other items	112	1	17	251	51

EBITDA excluding other items (Note 1)	$511	$1,207	$627	$1,975	$3,370

NATIONAL OILWELL VARCO, INC.

OPERATING (NON-GAAP) DILUTED EARNINGS PER SHARE RECONCILIATION (Unaudited)

	Three Months Ended			Nine Months Ended September 30,
	September 30,		June 30, 2015
	2015	2014		2015	2014
Net income attributable to Company	$0.41	$1.62	$0.74	$1.92	$4.43
Income from discontinued operations	—	—	—	—	(0.12)

Income from continuing operations	0.41	1.62	0.74	1.92	4.31
Other items and non-recurring charges:
Other items	0.20	—	0.03	0.42	0.07
Venezuela asset write-down	—	—	—	0.02	—
Tax exposure	—	—	—	0.17	—

Operating (non-GAAP) (Note 1)	0.61	1.62	0.77	2.53	4.38
Amortization of purchased intangible assets	0.16	0.14	0.16	0.46	0.43

Operating (non-GAAP) excluding amortization of purchased intangible assets (Note 1)	$0.77	$1.76	$0.93	$2.99	$4.81

Note 1: In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose, as appropriate, various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The primary non-GAAP financial measures we focus on, when applicable, are: (i) revenue excluding other items, (ii) operating profit excluding other items, (iii) operating profit percentage excluding other items, (iv) operating profit excluding other items before depreciation & amortization, (v) operating profit percentage excluding other items before depreciation & amortization, (vi) EBITDA, (vii) EBITDA excluding other items, (viii) Operating (non-GAAP) per fully diluted share and (ix) Operating (non-GAAP) excluding amortization of purchased intangible assets per fully diluted share. Each of these financial measures excludes the impact of certain items and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included here within.

We use these non-GAAP financial measures internally to evaluate and manage the Company’s operations because we believe it provides useful supplemental information regarding the Company’s on-going economic performance. We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

CONTACT:	National Oilwell Varco, Inc.
Jose Bayardo, (713) 375-3700
Jose.Bayardo@nov.com